DECLARATION OF TRUST

                                       OF

                          CONSECO STRATEGIC INCOME FUND



DATED:  MAY 29, 1998



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TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----


ARTICLE I NAME AND DEFINITIONS................................................1

  Section 1.1  Name...........................................................1
  Section 1.2  Location.......................................................1
  Section 1.3  Nature of Trust................................................1
  Section 1.4  Definitions....................................................2

ARTICLE II TRUSTEES...........................................................3

  Section 2.1  Number of Trustees.............................................3
  Section 2.2  Term of Office of Trustees.....................................3
  Section 2.3  Resignation and Appointment of Trustees........................3
  Section 2.4  Vacancies......................................................4
  Section 2.5  Delegation of Power to Other Trustees..........................4
  Section 2.6  Removal of Trustees............................................4

ARTICLE III POWERS OF TRUSTEES................................................4

  Section 3.1  General........................................................4
  Section 3.2  Investments....................................................4
  Section 3.3.  Legal Title...................................................5
  Section 3.4  Issuance and Repurchase of Securities..........................5
  Section 3.5  Borrowing Money; Lending Fund Assets...........................5
  Section 3.6  Disposition of Assets..........................................5
  Section 3.7  Delegation; Committees.........................................6
  Section 3.8  Collection and Payment.........................................6
  Section 3.9  Expenses.......................................................6
  Section 3.10  Manner of Acting; By-Laws.....................................6
  Section 3.11  Miscellaneous Powers..........................................6
  Section 3.12  Principal Transactions........................................6
  Section 3.13  Litigation....................................................7

ARTICLE IV INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT......7

  Section 4.1  Investment Adviser.............................................7
  Section 4.2  Administrative Services........................................7
  Section 4.3  Distributor....................................................7
  Section 4.4  Transfer Agent and Shareholder Servicing Agent.................7
  Section 4.5  Custodian......................................................7
  Section 4.6  Parties to Contract............................................7

ARTICLE V INVESTMENTS.........................................................8

   Section 5.1  Statement of Investment Objectives and Policies...............8
   Section 5.2  Restrictions..................................................8
   Section 5.3  Percentage Restrictions.......................................8
   Section 5.4  Amendment of Fundamental Policies.............................8

                                       i

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ARTICLE VI LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS......8

  Section 6.1  No Personal Liability of Shareholders, Trustees, etc...........8
  Section 6.2  Non-Liability of Trustees, etc.................................9
  Section 6.3  Indemnification................................................9
  Section 6.4  No Bond Required of Trustees...................................9
  Section 6.5  No Duty of Investigation;  Notice in Fund Instruments, etc.....9
  Section 6.6  Reliance on Experts, etc.......................................9

ARTICLE VII SHARES OF BENEFICIAL INTEREST....................................10

  Section 7.1  Beneficial Interest...........................................10
  Section 7.2  Rights of Shareholders........................................10
  Section 7.3  Issuance of Shares............................................10
  Section 7.4  Register of Shares............................................10
  Section 7.5  Transfer of Shares............................................10
  Section 7.6  Notices.......................................................11
  Section 7.7  Voting Powers.................................................11

ARTICLE VIII DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS..11

  Section 8.1 Net Asset Value................................................11
  Section 8.2 Distributions to Shareholders..................................11
  Section 8.3 Determination of Net Income....................................12
  Section 8.4 Power to Modify Foregoing Procedures...........................12
  Section 8.5 Power to Delegate Determinations...............................12

ARTICLE IX DURATION; TERMINATION OF FUND, AMENDMENT, MERGERS, ETC............12

  Section 9.1 Duration.......................................................12
  Section 9.2 Termination of Fund............................................12
  Section 9.3 Amendment Procedures...........................................13
  Section 9.4 Merger, Consolidation and Sale of Assets.......................13
  Section 9.5 Incorporation and Reorganization...............................14
  Section 9.6 Conversion.....................................................14
  Section 9.7 Certain Transactions...........................................14

ARTICLE X REPORTS TO SHAREHOLDERS............................................15

ARTICLE XI MISCELLANEOUS.....................................................15

  Section 11.1 Filing........................................................15
  Section 11.2 Resident Agent................................................15
  Section 11.3 Governing Law.................................................15
  Section 11.4 Organizational Expenses.......................................15
  Section 11.5 Counterparts..................................................15
  Section 11.6 Reliance by Third Parties.....................................15
  Section 11.7 Provisions of Conflict with Law or Regulations................15

                                       ii

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                              DECLARATION OF TRUST

                                       OF

                          CONSECO STRATEGIC INCOME FUND

                               DATED: MAY 29, 1998

                    ----------------------------------------


            THE DECLARATION OF TRUST of Conseco High Income Fund is made the 29th day of May, 1998 by the party signatory hereto, as Trustee.

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Trustee desires to form an unincorporated voluntary association commonly known as a business trust, as described in the provisions of Chapter 182 of the General Laws of Massachusetts for the principal purpose of the investment and reinvestment of funds contributed thereto;

            WHEREAS, the Trustee desires that such trust be a closed-end management investment company registered under the 1940 Act; and

            WHEREAS, it is provided that the beneficial interest in the Trust assets be divided into transferable shares of beneficial interest as hereinafter provided;

            NOW, THEREFORE, the Trustee hereby declares that he will hold in trust all money and property contributed to the Trust, together with the proceeds thereof, to manage and dispose of the same for the benefit of the holders of record from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:



                                    Article I

                              NAME AND DEFINITIONS
                              -------------------

      Section 1.1 Name. The name of the Trust created hereby is the "Conseco Strategic Income Fund," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under the name, which name (and the word "Trust" wherever herein used) shall refer to the Trustees as trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

      Section 1.2 Location. The principal office of the Fund shall be located within or without the Commonwealth of Massachusetts, as the Trustees may from time to time determine, and is presently located at 11815 North Pennsylvania Street, Carmel, Indiana 46032. The Resident Agent of the Fund is CT Corporation Systems, located at Two Oliver Street, Boston, Massachusetts 02109.



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      Section 1.3 Nature of Trust. The Trust  established  hereunder shall be of the type commonly termed a business trust. The Trust is not intended to be, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder, and nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association. The Fund is intended to have the status of a closed-end management investment company under the 1940 Act and of a "regulated investment company" as that term is defined in Section 851 of the Internal Revenue Code of 1958, and this Declaration of Trust and all actions of the Trustees hereunder shall be construed in accordance with such intent.

      Section 1.4 Definitions. Wherever they are used herein, the following terms have the following respective meanings, unless the context hereof requires otherwise:

            (a) "BY-LAWS" means the By-Laws referred to in Section 3.9 hereof, as from time to time amended.

            (b) The terms "COMMISSION," "AFFILIATED PERSON" and "INTERESTED PERSON" have the meanings given them in the 1940 Act.

            (c) "DECLARATION" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "DECLARATION," "HEREOF," "HEREIN" and "HEREUNDER" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

            (d) "DISTRIBUTOR" means the party, other than the Fund, to a contract described in Section 4.3 hereof.

            (e)    "TRUST" means the Conseco Strategic Income Fund.

            (f) "TRUST PROPERTY" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, and shall include any and all proceeds thereof.

            (g) "FUNDAMENTAL POLICIES" shall mean the investment policies and restrictions set forth in the Registration Statement and designated as fundamental policies therein.

            (h) "INVESTMENT ADVISER" means any party, other than the Trust, to a contract described in Section 4.1 hereof.

            (i) "MAJORITY SHAREHOLDER VOTE" means the vote of the holders of a --------------------------- majority of Shares, which shall consist of (i) a majority of Shares presented in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum, as determined in accordance with the By-laws, is present or (ii) a majority of Shares issued and outstanding and entitled to vote when action is taken by written consent of Shareholders, unless the action requires the approval of a "majority of the outstanding voting securities" under the 1940 Act, in which case such vote as specified in the 1940 Act shall be required.

            (j) "1940 ACT" means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time.

            (k) "PERSON" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

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            (l)   "REGISTRATION  STATEMENT" means the Registration  Statement of
                  the  Trust   under  the   Securities   Act  of  1933  as  such
                  Registration Statement may be amended and filed with the Commission from time to time.

            (m)   "SHAREHOLDER" means a record owner of outstanding Shares.

            (n) "SHARES" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

            (o) "TRANSFER AGENT" means the party, other than the Trust, to the contract described in Section 4.4 hereof.

            (p) "TRUSTEES" means the person who has signed the Declaration, so long as he shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

                                   Article II

                                    TRUSTEES
                                    --------

      Section 2.1 Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by the Board of Trustees, provided, however, that, following the issuance of Shares, the number of Trustees shall in no event be less than three (3) nor more than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of decrease.

      Section 2.2 Term of Office of Trustees. The Board of Trustees shall be divided into three classes. Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The term of office of all of the Trustees shall expire on the date of the first annual or special meeting of Shareholders following the effective date of the Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of the first class shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof. The term of office of the second class shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof. The term of office of the third class shall expire on the date of the fourth annual meeting of Shareholders or special meeting in lieu thereof. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.3 of this Article and each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified; except (a) that any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) for cause, at any time by written instrument, signed by the remaining Trustees, specifying the date when such removal shall become effective; and (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, and he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his or her legal representative shall execute and deliver on his or her behalf such document as the remaining Trustees shall require as provided in the preceding sentence.

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      Section  2.3  Resignation  and  Appointment  of  Trustees.  In case of the declination, death, resignation, retirement, removal or inability of any of the Trustees, or in case a vacancy shall, by reason of any increase in number, or for any other reason, exist, the remaining Trustees or, prior to the public offering of Shares of the Trust, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by appointing such other person as they, or anyone of them, in their discretion, shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the remaining Trustees or by the remaining Trustee, as the case may be. Any such appointment shall not become effective, however, until the person named in the
written   instrument  or  appointment   shall  have  accepted  in  writing  such
appointment and agreed in writing to be bound by the terms of the Declaration. Within twelve months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his or her address as recorded on the books of the Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

      Section 2.4 Vacancies. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

      Section 2.5 Delegation of Power to Other Trustees. Subject to the provisions of the 1940 Act, any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall less than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

      Section 2.6 Removal of Trustees. The Trust shall comply with the provisions of Section 16(c) of the 1940 Act as though applicable to the Trust, and with interpretations thereof by the Commission staff, insofar as such provisions and interpretations provide for the removal of trustees of common-law trusts and the calling of Shareholder meetings for such purpose; provided, however, that the Trust may at any time or from time to time apply to the Commission for one or more exemptions from all or part of said Section 16(c) or a staff interpretation thereof and, if exemptive order(s) or interpretation(s) are issued or provided by the Commission or its staff, such order(s) or interpretation(s) shall be deemed part of Section 16(c) for the purpose of applying this Section 2.6.

                                   Article III

                               POWERS OF TRUSTEES
                               ------------------

      Section 3.1 General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities wheresoever in the world they may be located and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

            The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

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      Section 3.2 Investments. The Trustees shall have the power, subject in all respects to Article V hereof, to:

            (a) conduct, operate and carry on the business of an investment company;

            (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, sell short, assign, transfer, exchange, distribute, lend or otherwise deal in, all forms of securities of every kind, nature, character, type and form, and other financial instruments that may not be deemed to be securities, including, but not limited to, futures contracts and options thereon, forward foreign currency contracts, and equity swaps. Such securities and other financial instruments may include, but are not limited to, shares, stocks, bonds, debentures, notes, script, participation certificates, rights to subscribe, warrants, options, repurchase agreements, commercial paper; evidences of indebtedness, certificates of indebtedness, issued or to be issued by any corporation, company, partnership, association, trust or entity, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or of any foreign country, or any state, province, territory or possession thereof; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustee shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the Fundamental Policies be amended.

The Trustee shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

      Section 3.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 3.4 Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII and VIII hereof, to apply to any such repurchase, retirement, cancellation or acquisition of Shares any funds or property of the Trust, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

      Section 3.5 Borrowing Money; Lending Fund Assets. Subject to the Fundamental Policies, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Fund assets.

      Section 3.6 Disposition of Assets. Subject in all respects to Article V hereof, the Trustees shall have power to sell, lease, exchange or otherwise dispose of or grant options with respect to any and all Trust Property free and clear of any and all trusts, at public or private sale, for cash or on terms, without advertisement, and subject to such restrictions, stipulations, agreements and reservations as they shall deem proper, and to execute and deliver any deed or other instrument in connection with the foregoing. The Trustees shall also have the power, subject in all respects to Article V hereof, to:

      (a) rent, lease or hire from others for terms which may extend beyond the termination of this Declaration of Trust any property or rights to property, real, personal or mixed, tangible or intangible, and, except for real property, to own, manage, use and hold such property and such rights;

      (b) give consents and make contracts relating to Trust Property or its use;

      (c) grant security interests in or otherwise encumber Trust Property in connection with borrowings; and

      (d)   release any Trust Property

      Section 3.7 Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees deem expedient.

      Section 3.8 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

      Section 3.9 Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

      Section 3.10 Manner of Acting; By-Laws. Except as otherwise provided herein or in the By-Laws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of the Trustees. The Trustees may adopt By-Laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Shareholders.

      Section 3.11  Miscellaneous  Powers. The Trustees shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, Share purchase, and other retirement incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust has dealings, including any Investment Adviser, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

      Section 3.12 Principal Transactions. Except in transactions permitted by the 1940 Act or any rule or regulation thereunder, or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the Trustees shall not, on behalf of the Trust, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Distributor or Transfer Agent or with any Affiliated Person of such Person; but the Trust or any Series thereof may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

      Section 3.13 Litigation. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

                                   Article IV

           INVESTMENT ADVISER, DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT
           -------------------------------------------------------------

      Section 4.1 Investment Adviser. The Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts whereby the other party or parties to any such contracts shall undertake to furnish the Trust such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

      Section 4.2 Administrative Services. The Trustees may in their discretion from time to time contract for administrative personnel and services whereby the other party shall agree to provide the Trustees or the Trust administrative personnel and services to operate the Trust on a daily or other basis, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more persons or entities.

      Section 4.3 Distributor. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of Shares whereby the Trust may either agree to sell the Shares to the other parties to the contracts, or any of them, or appoint any such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws, including, without limitation, the provision for the repurchase or sale of Shares of the Trust by such other party as principal or as agent of the Trust, and for entry by the other parties to the contracts into selected dealer agreements with registered securities dealers to further the purpose of distribution of the Shares.

      Section 4.4 Transfer Agent and Shareholder Servicing Agent. The Trustees may in their discretion from time to time enter into a transfer agency contract and/or shareholder servicing contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration or the By-Laws. Such services may be provided by one or more Persons.

      Section 4.5 Custodian. The Trustees may appoint or otherwise engage one or more banks or trust companies, each having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least five million dollars ($5,000,000) to serve as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust.

      Section 4.6 Parties to Contract. Any contract of the character described in Sections 4.1, 4.2, 4.3, 4.4 or 4.5 of this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to Sections 4.1, 4.2, 4.3,
4.4 or 4.5 above or otherwise, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.6.



                                    Article V

                                   INVESTMENTS
                                   -----------

      Section 5.1 Statement of Investment Objectives and Policies. The Trustees shall be guided in their actions by the Investment Objectives and Policies as set forth in the most current effective registration statement for the Trust as filed with the Securities and Exchange Commission.

      Section 5.2 Restrictions. Notwithstanding anything in this Declaration of Trust which may be deemed to authorize the contrary, the Trust shall conduct its affairs in accordance with the Fundamental Policies as set forth in the most current effective registration statement for the Trust as filed with the Securities and Exchange Commission.

      Section 5.3 Percentage Restrictions. If the percentage restrictions as set forth in the Fundamental Policies described in Section 5.2 above are adhered to at the time of each investment, a later increase or decrease in percentage resulting from a change in the value of the Trust's assets is not a violation of such investment restrictions.

      Section 5.4 Amendment of Fundamental Policies. The Fundamental Policies may not be changed without the approval of the holders of a majority of the outstanding voting Shares of the Trust which, for purposes herein shall mean the lesser of (i) 67% of the Shares represented at a Shareholders meeting at which more than 50% of the outstanding Shares are represented or (ii) more than 50% of the outstanding Shares.





                                   Article VI

           LIMITATIONS OF LIABILITY OF SHAREHOLDERS, TRUSTEES AND OTHERS
           -------------------------------------------------------------

      Section 6.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Shareholder liability for the acts and obligations of the Trust is hereby expressly disclaimed. Every note, bond, contract, or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a notice and provision limiting the obligation represented thereby to the Trust and its assets (but the omission of such notice and provision shall not operate to impose any liability or obligation on any Shareholder). No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, in connection with the Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust is made a party to any suit or proceeding to enforce any such liability, he or she shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his or her being or having been a Shareholder, other than by reason of his or her own wrongful act or omission, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 6.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

      Section 6.2 Non-Liability of Trustees, etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties.

      Section 6.3 Indemnification. (a) The Trustees shall provide for indemnification by the Trust of any person who is, or had been, a Trustee, officer, employee or agent of the Trust against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him or her in the settlement thereof, in such manner as the Trustees may provide from time to time in the By-Laws.

            (b) The words "claim," "action," suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      Section 6.4 No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

      Section 6.5 No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust under any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Trust, and may contain any further recital which they, or anyone of them, may deem appropriate, but the omission of such recital shall not affect the validity of such obligation, contract, instrument, certificate, share, security or undertaking and shall not operate to bind the Trustees or Shareholders individually. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

      Section 6.6 Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   Article VII

                          SHARES OF BENEFICIAL INTEREST
                          -----------------------------

      Section 7.1 Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of $.001 par value. The number of such shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable.

      Section 7.2 Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

      Section 7.3 Issuance of Shares. The Trustees in their discretion may, from time to time without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust without the vote of the Shareholders. Contributions to the Trust may be accepted for whole Shares and/or 1/1,000ths of a Share or integral multiple thereof.

      Section 7.4 Register of Shares. A register shall be kept in respect of the Trust at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register may be in written form or any other form capable of being converted into written from within a reasonable time for visual inspection. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him or her as herein or in the By-Laws provided, until he or she has given his or her address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

      Section 7.5 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his or her agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

            Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, except as may otherwise be provided by the laws of the Commonwealth of Massachusetts.

      Section 7.6 Notices. Any and all notices to which any Shareholders may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his or her last known address as recorded on the register of the Trust or in such other manner as is permitted by law. Annual reports and proxy statements need not be sent to a Shareholder if: (i) an annual report and proxy statement for two consecutive annual meetings, or (ii) all, and at least two, checks (if sent by first class mail) in payment of dividends or interest and Shares during a twelve-month period have been mailed to such Shareholder's address and have been returned undelivered. However, delivery of such annual reports and proxy statements shall resume once a Shareholder's current address is determined.

      Section 7.7 Voting Powers.  The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Section 2.2 hereof, (ii) for the removal of Trustees as provided in Section 2.2 hereof, (iii) with respect to any investment advisory or management contract as provided in Section 4.1, (iv) with respect to termination of the Trust as provided in Section 9.2, (v) with respect to any amendment of the Declaration to the extent and as provided in Section 9.3, (vi) with respect to any merger, consolidation, conversion or sale of assets as provided in Sections 9.4, 9.5 and 9.6, (vii) with respect to incorporation or reorganization of the Trust to the extent and as provided in
Section 9.5, (viii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (ix) with respect to such additional matters relating to the Trust as may be required by law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with the By-Laws, shall not be voted. There shall be no cumulative voting in the election of Trustees. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                  Article VIII

          DETERMINATION OF NET ASSET VALUE, NET INCOME AND DISTRIBUTIONS
          --------------------------------------------------------------

      Section 8.1 Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined on such days and at such time or times as the Trustees may determine. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Registration Statement. The Trustees may suspend the determination of net asset value to the extent permitted by the 1940 Act.

      Section 8.2 Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders of the Trust such proportion of the net income, earnings, profits, gains, surplus (including paid in surplus), capital, or assets of the Trust held by the Trustees as they may deem proper. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the Shareholders of the Fund additional Shares issuable hereunder in such manner, at such times, on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record (determined in accordance with the Registration Statement) of the Fund at the time of declaring a distribution or may be among the Shareholders of record of the Fund at such later date as the Trustees shall determine. The Trustees may always retain from the net income, earnings, profits or gains of the Trust such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of the Trust such dividend reinvestment plans as the Trustees deem appropriate.

            Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

      Section 8.3. Determination of Net Income. The Trustees shall have the power to determine the net income of the Trust and from time to time to distribute such net income ratably among the Shareholders as dividends in cash or additional Shares issuable hereunder. The determination of net income and the resultant declaration of dividends shall be as set forth in the Registration Statement. The Trustees or their delegates shall have full discretion to determine whether any cash or property received by the Trust shall be treated as income or as principal and whether any item of expenses shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

      Section 8.4 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, or any rule or regulation thereunder, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

      Section 8.5 Power to Delegate Determinations. The power and duty to make the net asset value calculations may be delegated by the Trustees to any Investment Adviser, the Custodian, the Transfer Agent or such other person as the Trustees by resolution may determine. The power and duty to calculate, declare and make net income and distributions may be delegated by the Trustees to any officer of the Trust.

                                   Article IX

             DURATION; TERMINATION OF TRUST, AMENDMENT, MERGERS, ETC.
             --------------------------------------------------------

      Section 9.1 Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

      Section 9.2 Termination of Trust. (a) The Trust may be terminated by the affirmative vote of the holders of not less than two-thirds (66-2/3%) of the Shares outstanding and entitled to vote at any meeting of Shareholders of the Trust except that a Majority Shareholder Vote shall be sufficient if termination of the Trust has been recommended by two-thirds of the Trustees. Upon the termination of the Trust:

                  (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                  (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require Shareholder approval in accordance with Section 9.4 hereof.

                  (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders of the Trust according to their respective rights.

            (b) After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust, and the right and interests of all Shareholders of the Trust shall thereupon cease.

      Section 9.3 Amendment Procedures. (a) Except as provided in paragraph (c) of this Section 9.3, this Declaration may be amended by a Majority Shareholder Vote, at a meeting of Shareholders, or by written consent without a meeting. The Trustees may also amend this Declaration without the vote or consent of Shareholders (i) to change the name of the Trust, (ii) to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) if they deem it necessary to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the Internal Revenue Code, or to eliminate or reduce any federal, state or local taxes which are or may be payable by the Trust or the Shareholders, but the Trustees shall not be liable for failing to so, or (iv) for any other purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable.

            (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of the Trust outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders set forth in Section 6.1 above.

            (c) No amendment may be made under this Section 9.3 which shall amend, alter, change or repeal any of the provisions of Sections 9.3, 9.4, 9.6 and 9.7 unless the amendment affecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of that proportion of the Shares outstanding and entitled to vote as would be necessary to approve the transaction or action set forth in that respective section under circumstances where the Board of Trustees has not recommended approval of the transaction or


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



action. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

            (d) A certificate signed by a majority of the Trustees or the Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust. Unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective when lodged among the records of the Trust.

            Notwithstanding any other provision hereof, until such time as the Registration Statement covering the first public offering of securities of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

      Section 9.4 Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized, at any meeting of Shareholders called for the purpose, by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Shares of the Trust outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than sixty-six and two-thirds percent (66-2/3%) of such Shares; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by two-thirds of the Trustees, a Majority Shareholder Vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the laws of the Commonwealth of Massachusetts. Nothing contained herein shall be construed as requiring approval of Shareholders for any sale of assets in the ordinary course of business of the Trust.

      Section 9.5 Incorporation and Reorganization. With approval of a Majority Shareholder Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. Subject to Section 9.4 hereof, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organization or entities.

      Section 9.6 Conversion. The Trust may be converted at any time from a "closed-end company" to an "open-end company" as those terms are defined by the 1940 Act, upon the approval of such a proposal, together with the necessary amendments to the Declaration of Trust to permit such a conversion, by the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Trust's outstanding Shares entitled to vote, except that if such proposal is recommended by two-thirds of the total number of Trustees then in office, such proposal may be adopted by a Majority Shareholder Vote. From time to time, the Trustees will consider recommending to the Shareholders a proposal to convert the Trust from a "closed-end company" to an "open-end company." Upon the recommendation and subsequent adoption of such a proposal and the necessary amendments to this Declaration to permit such a conversion of the Trust's outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an "open-end" investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

      Section 9.7 Certain Transactions. (a) Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (c) of this Section, the types of transactions described in paragraph (b) of this Section shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the Shares outstanding and entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

            (b)   This Section shall apply to the following transactions:

                  (i) The merger or consolidation or statutory share exchange of the Trust with any other corporate entity or partnership.

                  (ii) a sale of all or substantially all of the Trust's assets (other than in the regular course of the Trust's investment activities); or

                  (iii)       a liquidation or dissolution of the Trust

                  (vi) a change in the nature of the business of the Trust so that it would cease to be an investment company registered under the 1940 Act.

                  (vii) The conversion of the Trust to an "open-end investment company," or any amendment to the Declaration of Trust of the Trust that makes the Shares a "redeemable security," as such terms are defined in the 1940 Act.

            (c) The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (b) of this Section if two-thirds of the Board of Trustees of the Trust shall by affirmative vote approve, adopt or authorize such transaction(s), in which case the affirmative vote of a majority of the Trust's shares of capital stock is required. Following any issuance of preferred stock by the Trust, it is anticipated that the approval, adoption or authorization of the foregoing also would require the favorable vote of a majority of the Trust's shares of preferred stock then entitled to be voted, voting as a separate class.

                                    Article X

                             REPORTS TO SHAREHOLDERS
                             -----------------------

            The Trustees shall at least semi-annually submit or cause the officers of the Trust to submit to the Shareholders a written financial report of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                   Article XI

                                  MISCELLANEOUS
                                  -------------

      Section 11.1 Filing. This Declaration and any amendment hereto shall be filed in the Office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or by the Secretary or any Assistant Secretary of the Trust stating that such action was duly taken in a manner provided herein. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

      Section 11.2 Resident Agent. Until changed by the Trustees, the principal office of the Trust shall be 11815 N. Pennsylvania Street, Carmel, Indiana 46032. Until changed by the Trustees is the resident office of the Trust in the Commonwealth of Massachusetts.

      Section 11.3 Governing Law. By the executing hereof, the Trustees agree that this Declaration shall be effective when executed by all of the Trustees and delivered for filing to the Secretary of State of the Commonwealth of Massachusetts with reference to the laws thereof and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State.

      Section 11.4 Organizational Expenses. In the event that any person advances the organizational expenses of the Trust, such advances shall become an obligation of the Trust, subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined with criteria fixed by, the Board of Trustees, to be amortized over a period of periods to be fixed by the Board.

      Section 11.5 Counterparts. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      Section 11.6 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

      Section 11.7 Provisions of Conflict with Law or Regulations. (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

            (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

            IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 29th day of May, 1998.


                              /s/ Gregory J. Hahn
                              ----------------------------------
                                Gregory J. Hahn, as Trustee
                                   and not Individually
                                11815 N. Pennsylvania Street,
                                Carmel, Indiana 46032



STATE OF INDIANA        )
                          )   ss.:
COUNTY OF HAMILTON      )




            On this 29th day of May, 1998, Gregory J. Hahn, known to me and known to be the individual(s) described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.




/s/ Victoria Jefferson
------------------------------------
      Notary Public


My Commission Expires 10/07/02





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